EXHIBIT 99.1

MBT FINANCIAL CORP. ANNOUNCES

RIGHTS OFFERING TO EXISTING SHAREHOLDERS

MONROE, MI., October 25, 2013 - MBT Financial Corp. (the “Company”) (Nasdaq: MBTF), the holding company for Monroe Bank & Trust, announced today that it intends to conduct an offering of up to $20 million of its common stock, no par value per share. The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to register the yet-to-be-determined number of shares of common stock, which registration statement has not yet become effective. The proceeds from the offering will be used principally to provide additional capital to Monroe Bank & Trust.

The Company intends to issue to each of its shareholders at the time of the commencement of the offering, at no charge, one right to purchase shares of stock in the offering for each share of common stock held by such shareholder. Neither the number of shares of common stock for which each right will be exercisable (the subscription ratio) nor the per share exercise price have been determined. The Company will provide notice of the subscription ratio and the per share exercise price in the future, when they are determined. The proposed rights offering will also include an oversubscription privilege, which will permit a shareholder who exercises its entire basic subscription right to purchase additional shares of common stock that are not purchased by other shareholders through the exercise of their basic subscription rights, subject to the availability and pro rata allocation of shares among persons exercising this oversubscription privilege, and other limitations to be described in the registration statement. The Company intends to offer any shares not subscribed for in the rights offering through a subsequent public reoffering at the same per share subscription price. Once the registration statement has been declared effective by the SEC, the Company intends to obtain standby purchase commitments from institutional and high net worth investors for shares not subscribed for in the rights offering and the public reoffering and may provide some minimum share allocation to such standby purchasers. Once determined, the per share purchase price shall be the same for all investors in the offering. Donnelly Penman & Partners will act as sales agent in the offering, on a best efforts basis.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. The Company intends to commence the offering promptly once the SEC has declared its registration statement effective.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. The Company’s offering will be made only by means of a prospectus. A copy of the prospectus, when available, may be obtained from Donnelly Penman & Partners upon request to:

John C. Donnelly, Managing Director, at (313) 393-3054; jdonnelly@donnellypenman.com, or

Andrew C. Christians, Vice President, at (313) 393-3074; achristians@donnellypenman.com.

About the Company

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT). MBT is one of the largest independently owned community banks in Southeast Michigan. With over $1 billion in assets, 24 offices and 46 ATMs, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services.

Forward-Looking Statements

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. The Company’s actual results may differ materially from the results discussed in forward-looking statements. The risks, uncertainties and factors affecting actual results include but are not limited to: our ability to conduct, and the results of, the rights offering; our ability to dispose of substandard assets and the disposition prices thereof; credit risk and asset/liability management; change in the financial and securities markets, including changes with respect to the market value of our financial assets; economic and political conditions, especially in Southeast Michigan; real estate prices and sales in the Company’s markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company’s filings with the Securities and Exchange Commission.